Exhibit 10-q

                            GUARANTY


          THIS GUARANTY (this "Guaranty") is made as of March 12,
2001,   by   Chiquita   Brands,  Inc.,  a  Delaware   corporation
("Guarantor").

                            RECITALS

          WHEREAS, Guarantor is a wholly-owned subsidiary of Chiquita Brands International, Inc., a New Jersey corporation
(the "Company");

          WHEREAS, during 2001, the Company has entered into change of control severance agreements and other severance agreements (each, a "CCS Agreement") with the individuals identified on the Schedule of Executives attached hereto (each, an "Executive" and collectively, the "Executives"), each of whom is an employee of the Company or one of its subsidiaries;

          WHEREAS, each of the Executives performs valuable services that benefit Guarantor and/or one or more of its subsidiaries; Guarantor benefits substantially from the continuing services performed by the Executives and has a substantial interest in encouraging their retention; and the objective of retaining the Executives would be significantly furthered if Guarantor guaranteed the Company's obligations under the CCS Agreements;

          WHEREAS,   Guarantor   has   agreed   to   fully    and
unconditionally guaranty the Company's payments and performance under the CCS Agreements on the terms and conditions set forth below.

          NOW, THEREFORE, Guarantor agrees as follows:

     1. Guaranty. Guarantor hereby fully, unconditionally and irrevocably guarantees to each Executive the punctual payment and performance when due of all obligations of the Company under such Executive's CCS Agreement (for each Executive, the "Obligations"). Without limitation of the foregoing, the Obligations with respect to each Executive shall include all costs and expenses (including reasonable attorney's fees and expenses and reasonable compensation for the time value of money) incurred by such Executive in collecting any amount due such Executive under this Guaranty or in prosecuting any action against the Company, Guarantor or any other guarantor of the Obligations (collectively, the "Enforcement Costs"). Guarantor agrees that this Guaranty is a present and continuing guaranty of payment and not of collection, and that such Executive shall not be required to prosecute collection, enforcement or other remedies against the Company before calling on Guarantor for payment and Guarantor shall pay such Obligations to such Executive in full immediately upon demand. Guarantor agrees that one or more successive actions may be brought against Guarantor, as often as such Executive deems advisable, until all of the Obligations are paid and performed in full.

     2. Waivers. Guarantor unconditionally waives, to the extent permitted by law:

          1. all notices which may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against Guarantor, including, without limitation, any demand, presentment and protest, proof of notice of non-payment under any of the CCS Agreements and notice of any failure on the part of any Executive, the Company, Guarantor or any other guarantor of the Obligations to perform or comply with any covenant, agreement, term or condition of any of the CCS Agreements;

          2. any right to the enforcement, assertion or exercise against the Company, Guarantor or any other guarantor of the Obligations of any right or remedy conferred under the CCS
     Agreements;

          3.   any requirement of diligence on the part of any person;

          4. any requirement to exhaust any remedies or to mitigate the damages resulting from any failure on the part of the Company, Guarantor or any other guarantor of the Obligations to perform or comply with any covenant, agreement, term or condition of the CCS Agreements; and

          5. any notice of any sale, transfer or other disposition of any right, title or interest of any Executive under the CCS Agreements.

     3.    Reinstatement.   The  obligations  of   Guarantor
pursuant to this Guaranty shall continue to be effective or automatically be reinstated, as the case may be, if at any time the Obligations or payment of the Obligations are rescinded, rejected, subordinated, stayed, offset or otherwise must be disgorged or returned by any Executive, in whole or in part, for any reason, including the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company.

     4. Successors and Assigns. This Guaranty shall inure to the benefit of each Executive and his or her successors and assigns. This Guaranty shall be binding on Guarantor, its successors and assigns, and shall continue in full force and effect until all of the Obligations are paid and performed in full.

     5. Subordination. In consideration of the issuance of the Lender Waiver (as defined herein) and for other good and valuable consideration, Guarantor, for itself and its successors, by guaranteeing the Guaranteed Obligations, and each Executive, for himself/herself and his/her successors and assigns, by his/her acceptance of this Guaranty and the benefits hereof, agree that the following subordination provisions in this Section 3 are for the benefit of the Agent and the holders of the Senior
Obligations:

     (a) The payment of the Guaranteed Obligations (as defined in this Section 5) is and shall be subordinated, to the extent and in the manner provided in this Section 5 to the prior Payment in Full (as defined in this Section 5) of all the Senior Obligations (as defined in this Section 3).

     (b)  Except for Permitted Payments (as defined in this Section
5), no payment or distribution of any kind shall be made by or on behalf of Guarantor on account of any or all of the Guaranteed Obligations, until the date on which the Senior Obligations are Paid in Full.

     (c) Notwithstanding any provision of this Section 5, if any payment or distribution of assets or other payment by or on behalf of Guarantor, on account of any or all of the Guaranteed Obligations, shall be paid to, or received by, or on behalf of, any Executive at a time when such payment or distribution was prohibited by the provisions of this Section 5, then, unless such payment or distribution is no longer prohibited by this Section 5, such proceeds, payment or distribution shall be received and held in trust by such Executive for the benefit of the holders of the Senior Obligations, and shall promptly be paid or delivered by such Executive to the Agent or, in the event there is no Agent, the holders of the Senior Obligations, to the extent necessary to enable Payment in Full of all Senior Obligations, after giving effect to all concurrent payments and distributions, to or for the holders of such Senior Obligations.

     (d) Upon any distribution of assets of Guarantor upon any foreclosure, dissolution, winding up, total or partial liquidation or reorganization or similar event or with respect to Guarantor and/or any or all of its assets, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or similar proceeding or upon assignment for the benefit of creditors:

          (i) the holders of all Senior Obligations shall first be entitled to receive Payment in Full of all Senior Obligations, before any Executive is entitled to receive any payment or distribution for or on account of any or all of the Guaranteed Obligations; and

          (ii) any payment or distribution of assets of Guarantor of any kind or character, whether in cash, property or securities, to which any Executive would be entitled except for the provisions of this Section 5, shall be paid by the liquidating trustee or agent or other person making such a payment or distribution, directly to the holders of the Senior Obligations of the agent or representative therefor to the extent necessary to make Payment in Full of all Senior Obligations remaining unpaid after giving effect to all concurrent payments and distributions to or for the holders of such Senior Obligations.

     (e) Except for a Permitted Modification, this Guaranty and any other document or instrument evidencing any Guaranteed Obligations may not be amended, restated, supplemented, extended, refinanced or otherwise modified, without obtaining the prior written consent of the Agent or, in the event there is no Agent, the holders of all of the Senior Obligations.

     (f) No right of any present or future holders of any Senior Obligations to enforce subordination provisions contained in this
Section 5, and no obligation of any Executive hereunder, shall, at any time, in any way be prejudiced or impaired by any act or failure to act on the part of Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by Guarantor with the terms of this Guaranty, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Obligations may extend, renew, modify, restate or amend the terms of any of the Senior Obligations or any security therefor, in accordance with the terms of the Senior Credit Agreement (as defined herein), and release, sell or exchange such security and otherwise deal freely with Guarantor.

    (g) Prior to making any Guarantee Payment, the Guarantor shall provide the Agent, or in the event there is no Agent, the holders of all of the Senior Obligations, with at least ten (10) days written notice of the Guarantor's intention to make such payment, identifying the amount of the Guarantee Payment and the amount of all previous Guarantee Payments and Other Payments made since the date of the Senior Credit Agreement, and the recipient(s) thereof, and a certification with supporting calculations (calculated as of the date of such certification, but after giving effect to the anticipated making of such payment) with respect to the Liquidity Condition and compliance with all financial covenants under the Senior Credit Agreement, that following the making of such Guarantee Payment no Senior Default will exist and all conditions in the Lender Waiver will continue to be satisfied.

     (h) As used in this Section 5, the following terms shall have the following meanings:

          (i) "Agent" shall mean the agent or representative for the holders of the Senior Obligations, as identified in the Senior
Credit Agreement.

          (ii) "Deferred Compensation Plans" shall mean the Company's Deferred Compensation Plan and the Company's Capital Accumulation
Plan.

          (iii) "Guaranteed Obligations" shall mean any obligation to the Executive of Guarantor or CBII with respect to the Guaranty or any CCS Agreement.

          (iv) "Guarantee Payment" shall mean any payment to an Executive with respect to the Guaranteed Obligations, including any indirect payment made to settle or reduce any such Guaranteed
Obligation or any distributions made by Guarantor which are earmarked for payment to the Executive with respect to the Company's obligations to such Executive.

          (v) "Lender Waiver" shall mean that certain Waiver #1 dated as of March 7, 2001 by and among the parties to the Senior Credit Agreement which permits Guarantor to issue this Guaranty and to make Permitted Payments hereunder and which describes the basis for any Permitted Modification hereto.

         (vi) "Liquidity Condition" shall mean, that for any given date, after deducting the amount of any intended Guarantee Payment and any Other Payment that is to be made simultaneously therewith, there is at least $45 million of "Availability" (as defined in the Senior Credit Agreement) and the total cash and Cash Equivalents (as defined in the Senior Credit Agreement) held by Guarantor and its "Subsidiaries" (as defined in the Senior Credit Agreement) is $90 million.

         (vii) "Other Payments" shall mean any payments made by Guarantor under the Deferred Compensation Plans, including any indirect payment made to settle or reduce any such Other Payment or any distributions made by Guarantor which are earmarked for payment to an officer or director of the Company with respect to the Company's obligations under a Deferred Compensation Plan.

         (viii) "Paid in Full" or "Payment in Full" shall mean, with respect to any Senior Obligations, the receipt of cash in an amount equal to the amount of all such Senior Obligations and the termination of the financing arrangements between Guarantor or any subsidiary or affiliate thereof and the holders of the Senior Obligations (including the termination or cash collateralization, if applicable, of all letters of credit issued under or pursuant to the Senior Credit Agreement) but shall not include any payment in connection with a refinancing, refunding or replacement of any such Senior Obligations.

         (ix) Permitted Modification shall mean any amendment, restatement, supplement, extension, refinancing or other modification of this Guaranty, including the addition of any Executive to the Schedule of Executives, which is made in writing by Guarantor in accordance with the procedures established in the Lender Waiver.

         (x) "Permitted Payments" shall mean payments of cash by Guarantor which are made at a time when all of the following conditions are satisfied: (A) no Senior Default has occurred and is continuing or would occur as a result of such payment, (B) any notice required by Section 5(g) shall have been given at least ten (10) days prior to the making of such payment, and (C) the Liquidity Condition shall have been satisfied on the date of such payment as well as on the date of the Section 5(g) notice.

         (xi) "Senior Credit Agreement" shall mean that certain Credit Agreement, dated as of March 7, 2001, among Guarantor, the Lenders (as defined therein) and Foothill Capital Corporation, as Agent (as defined therein), as the same may be amended, restated, modified, replaced, refinanced or supplemented from time to time.

         (xii) "Senior Credit Documents" shall mean the Senior Credit Agreement, and all other Credit Documents (under and as defined in the Senior Credit Agreement).

         (xiii) "Senior Default" shall mean an event, occurrence or circumstance which constitutes, or with the giving of notice, lapse of time or both would constitute, an Event of Default (as defined in the Senior Credit Agreement).

         (xiv) "Senior Obligations" shall mean all principal, interest, fees, indemnities and other amounts owing by, and obligations and liabilities of, Guarantor or any subsidiary or affiliate thereof, as borrower, guarantor or otherwise, under or pursuant to the Senior Credit Documents and all interest which has accrued, or would have accrued, under the Senior Credit Documents after the occurrence of an bankruptcy or insolvency event with respect to Guarantor, whether or not such interest is allowed as a claim against Guarantor and all other indebtedness of Guarantor for borrowed money.

     6. No Waiver of Rights. No delay or failure on the part of any Executive to exercise any right, power or privilege under this Guaranty or the respective CCS Agreement for any such Executive shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege shall preclude any other or further exercise thereof or the exercise of any other power or right, or be deemed to establish a custom or course of dealing or performance between the parties hereto or thereto. The right and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law. No notice to or demand on Guarantor in any case shall entitle Guarantor of any other or further notice or demand in the same, similar or other circumstance.

     7.   Joinder.  Guarantor agrees that any action to enforce this
Guaranty   may   be   brought  against  Guarantor   without   any
reimbursement or joinder of the Company or any other guarantor of the Obligations in such action.

     8. Severability. If any provision of this Guaranty is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any court or other governmental authority, this Guaranty shall be construed as not containing such provision and the invalidity of such provision shall not affect the validity of any other provision hereof, and any and all other provisions hereof which otherwise are lawful and valid shall remain in full force and effect.

     9. Descriptive Headings. The descriptive headings of this Guaranty are inserted for convenience only and do not constitute a part of this Guaranty.

     10. Governing Law. All questions concerning the construction, validity and interpretation of this Guaranty will be governed by the internal law of the State of Ohio (without reference to any principles of conflicts of law).

     11. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Guaranty will be in writing and shall be given to Guarantor at the address indicated below:

          If to Guarantor:    Chiquita Brands, Inc.
                              250 East 5th Street
                              Cincinnati, OH 45202
                              Attention:   Secretary
                              Facsimile:   (513) 784-6691

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. All such notices shall be effective (a) if given by facsimile, upon confirmation of receipt or (b) if given by any other means, when delivered at the address specified above.

                    *    *    *    *    *


     IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the date first above written.




                              CHIQUITA BRANDS, INC.


                              By:  /s/ Steven G. Warshaw
                                  --------------------------

                              Its: Steven G. Warshaw
                                   -------------------------
                              President and Chief
                              Operating Officer